Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Medstone International, Inc.  (the “Company”) for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David V. Radlinski, as Chief Executive Officer of the Company, and Mark Selawski, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

          (1)          The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ DAVID V. RADLINSKI

Dated: August 13, 2003		David V. Radlinski Chief Executive Officer

	By:	/s/ MARK SELAWSKI

Dated: August 13, 2003		Mark Selawski Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Medstone International, Inc. and will be retained by Medstone International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.